Exhibit 10.14 Aramark FORM OF PERFORMANCE STOCK UNIT AWARD 1. Grant of PSUs. Aramark (formerly known as ARAMARK Holdings Corporation) (the “Company”) hereby grants the opportunity to vest in a number of Performance Stock Units determined based on the “Target Number of PSUs” set forth on the Certificate of Grant attached to this Award and made a part hereof (the “Certificate of Grant”) to the Participant, on the terms and conditions hereinafter set forth including on Schedule I which is made a part hereof. This grant is made pursuant to the terms of the Company 2013 Amended and Restated Stock Incentive Plan (the “Plan”), which Plan, as amended from time to time, is incorporated herein by reference and made a part of this Award. Each Performance Stock Unit (a “PSU”) represents the unfunded, unsecured right of the Participant to receive a share of Common Stock of the Company (each a “Share”), subject to the terms and conditions hereof, on the date(s) specified herein. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan and the Certificate of Grant. 2. Performance and Service Vesting Conditions. Subject to the remainder of the terms and conditions of this Award, so long as the Participant continues Employment through the relevant Vesting Dates the Participant shall (a) earn, and be eligible to become vested in (in accordance with Section 2(b) of this Award), a number of PSUs equal to a percentage of the Target Number of PSUs based on the level of the Company’s achievement of the performance conditions, with respect to the applicable performance period (the “Performance Period”), each as set forth on Schedule I, on the date such achievement is certified by the Committee following the end of the Performance Period (the “Determination Date”) (such number of PSUs, once established, the “Earned PSUs”) and (b) on each applicable Vesting Date (or on the Determination Date, if it occurs after a Vesting Date), become vested in the corresponding percentage of the Earned PSUs, each as set forth on the Certificate of Grant. 3. Payment of Shares. (a) The Company shall, subject to the remainder of this Award, transfer to the Participant a number of Shares of the Company equal to the number (if any) of Earned PSUs under this Award at such time as the Participant becomes vested under the provisions of Section 2 above in the right to such transfer (x) as set forth on the Certificate of Grant under each “Vesting Date”, as applicable, so long as the Participant remains employed with the Company or any of its Affiliates through each such Vesting Date, or (y) as otherwise provided in Section 3(b) or (c) below (in whole Shares only with the Participant receiving a cash payment equal to the Fair Market Value of any fractional Share on or about the transfer date); provided, however, that in the event a Vesting Date occurs prior to the Determination Date, no transfer of Shares shall occur until the Determination Date. 1 https://www.sec.gOv/Archives/edgar/data/1584509/000158450919000237/ex1095-formofpsuaward.htm 1/10